UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2012
SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
1900 Seaport Blvd., Third Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(650) 556-9440
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2012, Support.com, Inc. (“Support.com” or the “Company”), entered into a sublease and master landlord consent agreement (collectively “Lease”) with the TYCO Healthcare Group LP, a Delaware limited partnership, and HCP LS Redwood City, LLC, a Delaware limited liability company, for an office facility located in Redwood City, California (the “Facility”). The Facility is approximately 21,620 square feet and is intended to be the new location of Support.com’s headquarters.

The Lease is for a term commencing August 1, 2012 and ending on February 18, 2017.   The Lease provides for fixed monthly lease amounts payable in advance in equal monthly installments. The monthly lease amounts, which escalate periodically, are as follows: commencing August 1, 2012--$23,566; commencing January 1, 2013--$33,511; commencing July 1, 2013--$34,592; commencing January 1, 2014--$35,673; commencing July 1, 2014--$36,754; commencing July 1, 2015--$37,835 through the remainder of the term.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease itself, which Support.com intends to file as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 2012 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2012

SUPPORT.COM, INC.

By:	/s/ Shelly Schaffer
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer